UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Eastman Kodak Company

(Exact name of Registrant as Specified in Its Charter)

New Jersey	1-00087	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street
Rochester, New York		14650
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 356-3259

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Eastman Kodak Company (“Kodak”) with the Securities and Exchange Commission on November 25, 2024 (the “Signing Form 8-K”), on November 20, 2024 the Kodak Retirement Income Plan Trust (the “Trust”), in its capacity as holder of assets for the benefit of the Kodak Retirement Income Plan (“KRIP”), entered into a Purchase and Sale Agreement (the “Agreement”) with Mastercard Foundation (the “Buyer”). The information contained in the Signing Form 8-K under Item 1.01 and the first two paragraphs under Item 8.01 is incorporated by reference in this Current Report, and capitalized terms not defined herein have the respective meanings given to such terms in the Signing Form 8-K.

Pursuant to the Agreement, on December 31, 2024 the Trust sold to the Buyer (the “Mastercard Closing”) KRIP Illiquid Assets having an aggregate net asset value as of the Reference Date of $752.8 million and received effective gross purchase price proceeds of $540.6 million, all of which have been received. All KRIP Illiquid Assets contemplated to be sold pursuant to the Agreement were sold and transferred at the Mastercard Closing (the reduction from the amounts reported in the Signing Form 8-K is due to the failure of two private equity partnership interests to transfer because in one case the required consent of the applicable general partner could not be obtained on acceptable terms and in the other case another limited partner in the fund exercised a right of first refusal).

Also on December 31, 2024, pursuant to the Other Agreements the Trust sold to four other investors (together with the Mastercard Closing, the “Closings”) KRIP Illiquid Assets having an aggregate net asset value as of the Reference Date of $87.3 million and received effective gross purchase price proceeds of $61.7 million, all of which proceeds have been received except for $9.0 million of cash proceeds which are payable on a deferred basis on December 31, 2025. In addition, one immaterial private equity partnership interest originally to be sold to Mastercard pursuant to the Agreement was instead sold to another limited partner in the applicable fund in accordance with the terms of a right of first refusal that applied to such fund.

For purposes of this Current Report, “effective gross purchase price proceeds” means cash received by the Trust at the Closings or to be received on a deferred basis plus distributions received by the Trust with respect to the relevant KRIP Illiquid Assets after the Reference Date and prior to the Closings (which distributions are retained by the Trust) minus contributions made by the Trust with respect to the KRIP Illiquid Assets after the Reference Date and prior to the Closings, all as contemplated by and determined in accordance with the Sale Agreements.

Item 8.01 Other Events.

Following the Closings, the Trust continues to hold KRIP Illiquid Assets having a net asset value of $169.4 million as of September 30, 2024. With respect to the Hedge Fund Assets held by KRIP and reported in the Signing Form 8-K as having a net asset value of $917.2 million as of September 30, 2024, KRIP has received aggregate distribution or redemption payments of $56.7 million during October and November 2024, after which the Hedge Fund Assets had a net asset value of $870.2 million as of November 30, 2024. Subsequent to November 30, 2024 and through December 31, 2024, KRIP has received additional aggregate distribution or redemption payments of $106.4 million with respect to the Hedge Fund Assets. The net asset value of the Hedge Fund Assets as of December 31, 2024 is not yet available. Other than the KRIP Illiquid Assets and the Hedge Fund Assets, KRIP’s assets are held in liquid investments comprised primarily of government and corporate bonds, hedging arrangements and cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date:	January 7, 2025	By:	/s/David E. Bullwinkle
David E. Bullwinkle Chief Financial Officer and Senior Vice President